Exhibit 10.17

Letter, dated April 1, 2007, amending the Directorship Agreement between Hawker Belgium S.A. and Raymond R. Kubis

April 1, 2007

Mr. Raymond R. Kubis

c/o	EnerSys
2366 Bernville Road
Reading, PA 19605

Dear Ray:

With reference to the Managing Directorship Agreement dated January 8, 2002, (as amended the “Directorship Agreement”), between you and EnerSys S.A. (formerly known as Hawker Belgium S.A., and referred to herein as the “Company”), pursuant to which you are currently serving as Managing Director of the Company, we confirm that effective as of April 1, 2007 your annual fixed gross emolument provided for in Subsection 2.1 of the Directorship Agreement has been increased to €334,000 (payable in twelve monthly installments of €27,833). Subsection 2.1 of the Directorship Agreement is hereby amended to reflect such increase.

Except as expressly set forth herein, the Directorship Agreement shall remain in full force and effect.

S.P.R.L. EnerSys B.V.B.A.

By:
Nadine de Smet
Managing Director

Agreed to and accepted:

Raymond R. Kubis